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                                                                    Exhibit h(5)


                            TRANSFER AGENT AGREEMENT

        THIS AGREEMENT is made and entered into on this sixteenth day of June, 1998, by and between The Tocqueville Trust a Massachusetts business trust, on behalf of the Gold Fund (hereinafter referred to as the "Fund") and Firstar Trust Company, a corporation organized under the laws of the State of Wisconsin (hereinafter referred to as the "Agent").

        WHEREAS, the Fund are open-ended management investment companies which are registered under the Investment Company Act of 1940; and

        WHEREAS, the Agent is a trust company and, among other things, is in the business of administering transfer and dividend disbursing agent functions for the benefit of its customers;

        NOW, THEREFORE, the Fund and the Agent do mutually .promise and agree as follows:

1.      Terms of Appointment; Duties of the Agent

        Subject to the terms and conditions set forth in this Agreement, the Funds hereby employ and appoint the Agent to act as transfer agent and dividend disbursing agent.

        The Agent shall perform all of the customary services of a transfer agent and dividend disbursing agent, and as relevant, agent in connection with accumulation, open account or similar plans (including without limitation any periodic investment plan or periodic withdrawal program), including but not limited to:

        A.      Receive orders for the purchase of shares;

        B. Process purchase orders and issue the appropriate number of certificated or uncertificated shares with such uncertificated shares being held in the appropriate shareholder account;

        C.      Process redemption requests received in good order;

        D.      Pay monies;

        E. Process transfers of shares in accordance with the shareowner's instructions;

        F.      Process exchanges between fund within the same family of fund;

        G. Issue and/or cancel certificates as instructed; replace lost, stolen or destroyed certificates upon receipt of satisfactory indemnification or surety bond;

        H. Prepare and transmit payments for dividends and distributions declared by the Fund;


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        I.      Make changes to shareholder records,  including, but not limited to, address changes in plans (i.e., systematic withdrawal, automatic investment, dividend reinvestment, etc.);

        J. Record the issuance of shares of the Fund and maintain, pursuant to Securities Exchange Act of 1934 Rule 17ad-10(e), a record of the total number of shares of the Fund which are authorized, issued and outstanding.

        K. Prepare shareholder meeting lists and, if applicable, mail, receive and tabulate proxies;

        L.      Mail   shareholder   reports   and   prospectuses   to   current
                shareholders;

        M.      Prepare and file U.S.  Treasury  Department forms 1099 and other
                appropriate   information   returns  required  with  respect  to
                dividends and distributions for all shareholders;

        N. Provide shareholder account information upon request and prepare and mail confirmations and statements of account to shareholders for all purchases, redemptions and other confirmable transactions as agreed upon with the Fund; and

        O. Provide a Blue Sky System which will enable the Funds to monitor the total number of shares sold in each state. In addition, the Funds shall identify to the Agent in writing those transactions and assets to be treated as exempt from the Blue Sky reporting to the Fund for each state. The responsibility of the Agent for the Fund's Blue Sky state registration status is solely limited to the initial compliance by the Fund and the reporting of such transactions to the Fund.

2.      Compensation

        The Fund agrees to pay the Agent for performance of the duties listed in this Agreement; the fees and out-of-pocket expenses include, but are not limited to the following: printing, postage, forms, stationery, record retention, mailing, insertion, programming, labels, shareholder lists and proxy expenses.

        Also, Firstar's conversion agreement outlines Tocqueville's consent to reimburse Firstar for all related expenses of the former Fundamental Fund. These expenses include but are not limited to programming, hourly labor, parallel system testing, and any unpaid invoices for Firstar services to Fundamental prior to the tabulation of Fundamental's shareholder proxy.

        These fees and reimbursable expenses may be changed from time to time subject to mutual written agreement between the Fund and the Agent.

        The Fund agree to pay all fees and reimbursable expenses within ten (10) business days following the mailing of the billing notice.


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3.      Representations of Agent

        The Agent represents and warrants to the Fund that:

        A. It is a trust company duly organized, existing and in good standing under the laws of Wisconsin;

        B. It is a registered transfer agent under the Securities Exchange Act of 1934 as amended;

        C. It is duly qualified to carry on its business in the state of Wisconsin;

        D. It is empowered under applicable laws and by its charter and bylaws to enter into and perform this Agreement;

        E. All requisite corporate proceedings have been taken to authorize it to enter and perform this Agreement;

        F. It has and will continue to have access to the necessary facilities, equipment and personnel to perform its duties and obligations under this Agreement; and

        G. It will comply with all applicable requirements of the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, the Investment Company Act of 1940, as amended, and any laws, rules, and regulations of governmental authorities having jurisdiction.

4.      Representations of the Fund

        The Fund represent and warrant to the Agent that:

        A. The Fund is an open-ended diversified investment company under the Investment Company Act of 1940;

        B. The Fund is a Massachusetts business trust organized, existing, and in good standing under the laws of Massachusetts;

        C. The Fund is empowered under applicable laws and by their Declaration of Trust and bylaws to enter into and perform this Agreement;

        D. All necessary proceedings required by the Declaration of Trust have been taken to authorize them to enter into and perform this Agreement;

        E. The Fund will comply with all applicable requirements of the Securities Act of 1933, as amended, Securities Exchange Act of 1934, as amended, the Investment Company Act of 1940, as amended, and any laws, rules and regulations of governmental authorities having jurisdiction, and

        F. A registration statement under the Securities Act of 1933 is currently effective and will remain effective, and appropriate state securities law filings have been


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                made and will continue to be made, with respect to all shares of the Fund being offered for sale.

5.      Covenants of the Fund and Agent

        The Fund shall furnish the Agent a certified copy of the resolution of the Board of Trustees of the Fund authorizing the appointment of the Agent and the execution of this Agreement. The Fund shall provide to the Agent a copy of the Declaration of Trust, bylaws of the Fund, and all amendments.

        The Agent shall keep records relating to the services to be performed hereunder, in the form and manner as it may deem advisable. To the extent required by Section 31 of the Investment Company Act of 1940, as amended, and the rules thereunder, the Agent agrees that all such records prepared or maintained by the Agent relating to the services to be performed by the Agent hereunder are the property of the Fund and will be preserved, maintained and made available in accordance with such section and rules and will be surrendered to the Fund on and in accordance with their request.

6.      Indemnification; Remedies Upon Breach

        The Agent shall exercise reasonable care in the performance of its duties under this Agreement. The Agent shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Fund in connection with matters to which this Agreement relates, including losses resulting from mechanical breakdowns or the failure of communication or power supplies beyond the Agent's control, except a loss resulting from the Agent's refusal or failure to comply with the terms of this Agreement or from bad faith, negligence, or willful misconduct on its part in the performance of its duties under this Agreement. Notwithstanding any other provision of this Agreement, the Fund shall indemnify and hold harmless the Agent from and against any and all claims, demands, losses, expenses, and liabilities (whether with or without basis in fact or law) of any and every nature (including reasonable attorneys' fees) which the Agent may sustain or incur or which may be asserted against the Agent by any person arising out of any action taken or omitted to be taken by it in performing the services hereunder (i) in accordance with the foregoing standards, or (ii) in reliance upon any written or oral instruction provided to the Agent by any duly authorized officer of the Fund, such duly authorized officer to be included in a list of authorized officers furnished to the Agent and as amended from time to time in writing by resolution of the Board of Trustees of the Fund.

        Further, the Fund will indemnify and hold the Agent harmless against any and all losses, claims, damages, liabilities or expenses (including reasonable counsel fees and expenses) resulting from any claim, demand, action, or suit as a result of the negligence of the Fund or the principal underwriter (unless contributed to by the Agent's breach of this Agreement or other Agreements between the Fund and the Agent, or the Agent's own negligence or bad faith); or as a result of the Agent acting upon telephone instructions relating to the exchange or redemption of shares received by the Agent and reasonably believed by the Agent under a standard of care customarily used in the industry to have originated from the record owner of the subject shares; or as a result of acting in reliance upon any genuine instrument or stock certificate signed,


                                       4

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countersigned,  or  executed  by any  person  or  persons  authorized  to  sign, countersign, or execute the same.

        In the event of a mechanical breakdown or failure of communication or power supplies beyond its control, the Agent shall take all reasonable steps to minimize service interruptions for any period that such interruption continues beyond the Agent's control. The Agent will make every reasonable effort to restore any lost or damaged data and correct any errors resulting from such a breakdown at the expense of the Agent. The Agent agrees that it shall, at all times, have reasonable contingency plans with appropriate parties, making reasonable provision for emergency use of electrical data processing equipment to the extent appropriate equipment is available. Representatives of the Fund shall be entitled to inspect the Agent's premises and operating capabilities at any time during regular business hours of the Agent, upon reasonable notice to the Agent.

        Regardless of the above, the Agent reserves the right to reprocess and correct administrative errors at its own expense.

        In order that the indemnification provisions contained in this section shall apply, it is understood that if in any case the Fund may be asked to indemnify or hold the Agent harmless, the Fund shall be fully and promptly advised of all pertinent facts concerning the situation in question, and it is further understood that the Agent will use all reasonable care to notify the Fund promptly concerning any situation which presents or appears likely to present the probability of such a claim for indemnification against the Fund. The Fund shall have the option to defend the Agent against any claim which may be the subject of this indemnification. In the event that the Fund so elects, the Fund will so notify the Agent and thereupon the Fund shall take over complete defense of the claim, and the Agent shall in such situation initiate no further legal or other expenses for which it shall seek indemnification under this section. The Agent shall in no case confess any claim or make any compromise in any case in which the Fund will be asked to indemnify the Agent except with the Fund's prior written consent.

        The Agent shall indemnify and hold the Fund harmless from and against any and all claims, demands, losses, expenses, and liabilities (whether with or without basis in fact or law) of any and every nature (including reasonable attorneys' fees) which may be asserted against the Fund by any person arising out of any action taken or omitted to be taken by the Agent as a result of the Agent's refusal or failure to comply with the terms of this Agreement, its bad faith, negligence, or willful misconduct.

7.      Confidentiality

        The Agent agrees on behalf of itself and its employees to treat confidentially all records and other information relative to the Fund and their shareholders and shall not disclose to any other party, except after prior notification to and approval in writing by the Fund, which approval shall not be unreasonably withheld and may not be withheld where the Agent may be exposed to civil or criminal contempt proceedings for failure to comply after being requested to divulge such information by duly constituted authorities.


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        Additional Series. The Tocqueville Trust is authorized to issue separate
Series of shares of beneficial interest representing interests in separate investment portfolios. The parties intend that each portfolio established by the Trust, now or in the future, be covered by the terms and conditions of this agreement. The Trust is currently entering into this service agreement for the Gold Fund.

8.      Records

        The Agent shall keep records relating to the services to be performed hereunder, in the form and manner, and for such period as it may deem advisable and is agreeable to the Fund but not inconsistent with the rules and regulations of appropriate government authorities, in particular, Section 31 of The Investment Company Act of 1940 as amended (the "Investment Company Act"), and the rules thereunder. The Agent agrees that all such records prepared or maintained by The Agent relating to the services to be performed by The Agent hereunder are the property of the Fund and will be preserved, maintained, and made available with such section and rules of the Investment Company Act and will be promptly surrendered to the Fund on and in accordance with its request.

9.      Wisconsin Law to Apply

        This Agreement shall be construed and the provisions thereof interpreted under and in accordance with the laws of the state of Wisconsin.

10.     Amendment, Assignment, Termination and Notice

        A. This Agreement may be amended by the mutual written consent of the parties.

        B. This Agreement may be terminated upon ninety (90) days' written notice given by one party to the other.

        C. This Agreement and any right or obligation hereunder may not be assigned by either party without the signed, written consent of the other party.

        D. Any notice required to be given by the parties to each other under the terms of this Agreement shall be in writing, addressed and delivered, or mailed to the principal place of business of the other party. If to the agent, such notice should be sent to Firstar Trust Company/Mutual Fund Services located at 615 East Michigan Street, Milwaukee, Wisconsin 53202. If to the Fund, such notice should be sent to The Tocqueville Trust located at 1675 Broadway, New York, N.Y. 10019.

        E. In the event that the Fund gives to the Agent their written intention to terminate and appoint a successor transfer agent, the Agent agrees to cooperate in the transfer of its duties and responsibilities to the successor, including any and all relevant books, records and other data established or maintained by the Agent under this Agreement.


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        F.      Should  the  Fund  exercise   their  right  to  terminate,   all
                out-of-pocket expenses associated with the movement of records and material will be paid by the Fund.

The Tocqueville Trust                             Firstar Trust Company


By:  /s/ Kieran Lyons                             By:  /s/ Joe D. Redwine
   ------------------------------------              ---------------------------
Print:  Kieran Lyons                              Print:  Joe D. Redwine
      ---------------------------------                 ------------------------
Title:  Vice President                            Title:  Senior Vice president
      ---------------------------------                 ------------------------
Date:  6/25/98                                    Date:  6/30/98
     ----------------------------------                -------------------------
Attest:  /s/ Dana L. Armour                       Attest:  /s/ Gail M. Zen
       --------------------------------                  -----------------------



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                              THE TOCQUEVILLE TRUST

                    AMENDMENT TO THE TRANSFER AGENT AGREEMENT

     THIS AMENDMENT dated as of January 1, 2002 to the Transfer Agent Agreement dated as of June 16, 1998, by and between The Tocqueville Trust, a Massachusetts business trust, and Firstar Mutual Fund Services, LLC, a Wisconsin limited liability company, shall be as follows:

     Effective January 1, 2002, the name Firstar Mutual Fund Services, LLC has been changed to U.S. Bancorp Fund Services, LLC. Accordingly, all references to Firstar Mutual Fund Services, LLC in this Agreement should be replaced with U.S. Bancorp Fund Services, LLC. Similarly, any references to Firstar Bank, N.A. should be replaced with U.S. Bank, N.A.

     Paragraph 7 Proprietary and Confidential Information shall he amended and replaced in its entirety as follows:

     7. Proprietary and Confidential Information
     USBFS agrees on behalf of itself and its directors, officers, and employees to treat confidentially and as proprietary information of the Company all records and other information relative to the Company and prior, present, or potential shareholders (and clients of said shareholders) and not to use such records and information for any purpose other than the performance of its responsibilities and duties hereunder, except after prior notification to and approval in writing by the Company, which approval shall not be unreasonably withheld and may not be withheld where USBFS may be exposed to civil or criminal contempt proceedings for failure to comply after being requested to divulge such information by duly constituted authorities, or when so requested by the Company.

     Further, USBFS will adhere to the privacy policies adopted by the Trust pursuant to Title V of the Gramm-Leach-Bliley Act, as may be modified from time to time (the "Act"). Notwithstanding the foregoing, USBFS will not share any nonpublic personal information concerning any of the Trust's shareholders with any third party unless specifically directed by the Trust or allowed under one of the exceptions noted under the Act.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by a duly authorized officer on one or more counterparts as of the day and year first written above.

THE TOCQUEVILLE TRUST                      U.S. BANCORP FUND SERVICES, LLC


By:_________________________________       By:_________________________________